Gran Tierra Energy Inc. Announces First Quarter 2020 Results

Focused on Balance Sheet Protection and Long-Term Value Preservation
Low Base Decline, Conventional Oil Asset Base and Operatorship Provide Competitive Advantage
Prioritizing Financial Strength and Liquidity

CALGARY, ALBERTA, May 11, 2020, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company's financial and operating results for the quarter ended March 31, 2020 ("the Quarter"). All dollar amounts are in United States ("U.S.") dollars and production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") of oil equivalent ("BOE") amounts are based on WI sales before royalties. For per BOE amounts based on net after royalty ("NAR") production, see Gran Tierra's Quarterly Report on Form 10-Q filed May 11, 2020.
Key Highlights

•
Average Production During the Quarter: Was 29,527 BOE per day ("BOEPD"), down 10% from fourth quarter 2019 ("the Prior Quarter"); during the Quarter, volumes were impacted by suspended production at the Suroriente and PUT-7 Blocks in the southern Putumayo region due to a local farmers' blockade, deferred development drilling, shut-in of higher cost production and wells that were off-line awaiting routine mechanical workovers; these wells are expected to remain off-line during the low-price environment

•
Decisive Action To Swiftly Shut-In Uneconomic Production: Gran Tierra has temporarily suspended fields with zero or negative netbacks at current oil prices and taken precautions to minimize restart costs across all assets; Gran Tierra remains focused on the ongoing production and waterflooding of the Company's core assets at Acordionero, Costayaco and Moqueta, which represent 81% of Gran Tierra's WI Total Proved Reserves as of December 31, 2019*

•
Deferral of Capital Expenditures: The Quarter's capital expenditures totaled $44.3 million; following the advent of the COVID-19 outbreak and the resulting large decrease in oil demand and prices, the Company has elected to defer the majority of capital expenditures for the remainder of 2020, by stacking all drilling and workover rigs and suspending development activities

•
Proactive Measures Taken During Downturn: Gran Tierra has rapidly implemented cost saving initiatives throughout the Company; furthermore, internal initiatives during this downturn are focused on portfolio optimization, deferring short-cycle investments, and pacing projects to allow the Company to properly resume operations when oil prices recover

•
Colombian Government Initiatives to Assist the Oil Industry: Gran Tierra plans to make use of new regulations that the Colombian government has issued to support the oil industry in response to the recent drop in oil prices:

◦
On April 10, 2020, the Ministry of Finance issued Decree 535 which is designed to expedite the recovery of value-added and income tax receivables from the tax authorities, to ensure that such funds are received by companies in the short-term

◦
On March 27, 2020, the National Hydrocarbons Agency ("ANH") issued Agreement 01, which grants companies the option to transfer certain commitments among exploration, evaluation or development acreage, providing that certain criteria are met

◦
On April 7, 2020, the ANH also issued Agreement 02, which allows oil companies to reduce substantially the amounts covered by letters of credit for block commitments; this new agreement also grants oil companies the option to request 12 months of additional time for the execution of exploration, evaluation and certain exploitation commitments

•
Focus on Balance Sheet Protection and Long-Term Value Preservation: During the Quarter, Gran Tierra quickly shifted its focus from production growth and free cash flow generation to protecting the Company's balance sheet and long-term value; this shift in focus was accomplished through adjusting oil production volumes, deferring capital investments and further optimizing and lowering operating and general and administrative ("G&A") costs:

◦
Significant progress has been made on lowering operating costs through the renegotiation of vendor contracts, with significant discounts achieved to date; additional operating cost initiatives include personnel and rental equipment optimization; in addition to reducing operating costs, the Company is also benefiting from the recent depreciation of the Canadian dollar and Colombian peso; the Colombian peso has declined 18% versus the U.S. dollar from the Company's original budget estimate; the majority of Gran Tierra's operating costs (approximately 80%) and G&A costs within Colombia are denominated in Colombian pesos; all G&A costs in Canada are denominated in Canadian dollars

◦
Gran Tierra's Executive Team and Board of Directors have taken 20 percent reductions in salaries and retainer fees, respectively; in addition, a number of cost optimization and efficiency measures are being implemented that will further reduce the Company's G&A costs to levels consistent with lower anticipated activity levels; Gran Tierra expects these changes to result in a reduction of 30 to 35 percent in G&A costs compared to the Company's original budget

◦	Due to the uncertainty of the financial and operational impact of COVID-19 and the significant decline in world oil prices, the Company is not providing any fiscal or operational outlook at this time

•
2019 Sustainability Report Published: Gran Tierra's Environmental, Social and Governance ("ESG") report for 2019 is now available on the Company's website; the Company recognizes the importance that many stakeholders attach to its approach to managing the ESG factors that relate to its business; Gran Tierra's 2019 Sustainability Report uses data, stories, and images to show how responsible management of these factors is fundamental to the Company's corporate values

•	Key Financial Metrics for the Quarter:

◦
Net loss was $252 million compared with net income of $27 million in the Prior Quarter, due to lower revenues primarily from the collapse in oil price and significant non-cash items including unrealized loss on valuation of investments ($65 million) and goodwill impairment ($103 million)

◦	Adjusted EBITDA(1) was $35 million, compared with $66 million in the Prior Quarter

◦	Funds flow from operations(1) of $22 million ($0.06 per share, basic) decreased by 55% compared with the Prior Quarter, as a result of lower production and a 19% decrease in the Brent oil price

◦	At March 31, 2020, net debt(1) to Adjusted EBITDA(1) was 2.75 times on a trailing 12 month basis (on a trailing 12 month basis, net loss was $215 million and Adjusted EBITDA(1) was $272 million)

◦
Entered into additional 2020 oil price hedges during the Quarter to provide further downside protection against a near-term, low price environment; currently, approximately 50 percent of production is hedged for the remainder of the second quarter of 2020, with 7,000 bbl of oil per day ("bopd") hedged for the second half of 2020

◦	Oil and gas sales were $86 million, down 33% from $128 million in the Prior Quarter due to the decreases in production and the Brent oil price

◦
Operating netback(1) decreased to $14.13 per BOE, which was caused mostly by the drop in the Brent oil price, while other cost components such as operating and transportation expenses and the quality and transportation discount remained relatively unchanged; the drop in the Quarter's royalties to $5.61 per BOE, down from the Prior Quarter's $8.11 per BOE, partially offset the negative impact of the crash in oil prices

◦
Operating expenses of $12.17 per BOE were down slightly from $12.44 per BOE in the Prior Quarter due to lower power generation costs, reduction in rental equipment and cost savings attributed to the lower operating activities during the Quarter

◦	Workover expenses were $4.64 per BOE, up from $3.63 per BOE in the Prior Quarter as a result of fishing and recompletion work at the Chuira field and three workovers at the Costayaco field

◦	Transportation expenses were $1.52 per BOE, down from $2.35 per BOE in the Prior Quarter, due to higher wellhead sales

◦
Capital expenditures totaled $44.3 million, a decrease of 36% compared to the Prior Quarter; the remainder of the Company's 2020 capital program is deferred, with only minimal maintenance expenditures planned for the rest of 2020

Operations Update
Acordionero (100% WI, Operator)

•	During the Quarter, five development wells oil (AC-55, AC-56, AC-57, AC-58 and AC-59) were drilled, focusing on an optimized waterflood program to maximize ultimate oil recovery and long-term value

•
Drilling efficiencies continue to be achieved, with AC-59 drilled in record low cycle time (drilled, completed and on production) of 15 days and AC-57 drilled and completed for a total capital cost of $1.8 million; wells drilled at Acordionero have been consistently delivered with per well capital costs below $2 million; further price negotiations with vendors are forecast to further lower infill drilling costs by approximately 20% to 30%, with revised contract terms once drilling recommences after future oil price recovery

•
At the end of the Quarter, a total of 9 oil wells require workovers to restore production; Gran Tierra has elected to defer the workovers of these wells due to the current low oil price environment; if the Brent oil price were to recover to a level above $30 per bbl, the Company would consider initiating these workovers

•
From January 1, 2020 until mid-March 2020, the instantaneous voidage replace ratio in the waterflood at Acordionero was steady at a level of 1.0 for the Lisama A and 1.8 for the Lisama C reservoirs, indicating continued prudent waterflood management

Suroriente (52% WI and Operator)

•
The Cohembi oil field in the Suroriente Block was producing at approximately 4,000 bopd (WI) prior to the blockades as the field was continuing to positively respond to increased water injection and pump optimizations

•	Since assuming operatorship, Gran Tierra had been able to increase production by over 1,000 bopd without drilling any development wells

•
Prior to the blockades in late February 2020, activities were underway to expand the Cohembi water treatment, injection and processing facilities under a two-phased expansion program; the combined phased expansion would be expected to boost gross water injection capacity from 19,000 to 60,000 bbl of water per day

Ayombero-Chuira (100% WI)

•
Gran Tierra remains encouraged by early results from the Ayombero-1 well, which continues to show stable production which averaged 177 bopd for the Quarter on natural flow and has total cumulative oil production to date of 108,000 bbl

•
Ayombero-2 and -3 remain suspended and ready for the next phase of operations to recover the wellbores; Gran Tierra continues detailed planning for the next phase of operations but plans to await a recovery in oil prices before restarting development activities

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "Gran Tierra has taken decisive action to protect our balance sheet and cash flows by swiftly reducing our 2020 capital program. We believe we have a competitive advantage to withstand the current challenging environment in light of our low base decline, conventional oil asset base, ability to control capital allocation and low cost structure. We forecast that the Company currently has the productive capacity to produce over 30,000 bopd with the future completion of workovers in Acordionero, resumption of production in the Suroriente Block and restart of production from our minor fields, although we have prudently suspended these workovers and restarts at the present time. We continue to prioritize financial strength and liquidity and currently believe we will exit strongly from this period of economic turmoil."
Financial and Operational Highlights (all amounts in $000s, except per share and BOE amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2020	2019	2019

Net (Loss) Income	$(251,626)	$1,979	$27,004
Per Share - Basic and Diluted	$(0.69)	$0.01	$0.07

Oil and Gas Sales	$86,079	$152,565	$127,934
Operating Expenses	(32,285)	(34,783)	(37,967)
Workover Expenses	(12,303)	(6,289)	(11,093)
Transportation Expenses	(4,037)	(8,103)	(4,233)
Operating Netback(1)(2)	$37,454	$103,390	$74,641

G&A Expenses Before Stock-Based Compensation	$7,440	$7,869	$8,518
G&A Stock-Based Compensation (Recovery) Expense	(2,055)	1,727	338
G&A Expenses, Including Stock Based Compensation	$5,385	$9,596	$8,856

Adjusted EBITDA(1)	$34,516	$93,913	$65,926

Funds Flow from Operations(1)	$22,227	$75,450	$49,669

Capital Expenditures	$44,277	$94,489	$68,735

Average Daily Volumes (BOEPD)
WI Production Before Royalties	29,527	38,163	32,924
Royalties	(4,156)	(6,499)	(5,428)
Production NAR	25,371	31,664	27,496
(Increase) Decrease in Inventory	(521)	169	306
Sales	24,850	31,833	27,802
Royalties, % of WI Production Before Royalties	14%	17%	16%

Per BOE
Brent	$50.82	$63.90	$62.42
Quality and Transportation Discount	(12.75)	(10.65)	(12.40)
Royalties	(5.61)	(8.99)	(8.11)
Average Realized Price	32.46	44.26	41.91

Transportation Expenses	(1.52)	(2.35)	(1.39)
Average Realized Price Net of Transportation Expenses	30.94	41.91	40.52
Operating Expenses	(12.17)	(10.09)	(12.44)
Workover Expenses	(4.64)	(1.82)	(3.63)
Operating Netback(1)(2)	14.13	30.00	24.45
G&A Expenses Before Stock-Based Compensation	(2.81)	(2.28)	(2.79)
Severance Expenses	(0.50)	(0.19)	(0.23)
Realized Foreign Exchange Gain (Loss)	0.75	(0.25)	0.48
Realized Financial Instruments Gain (Loss)	1.31	(0.06)	(0.33)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(4.51)	(2.06)	(3.87)
Interest Income	0.13	0.04	0.01
Other Loss	—	—	(0.45)
Net Lease Payments	(0.01)	—	0.02
Current Income Tax Expense	(0.11)	(3.30)	(1.03)
Cash Netback(1)	$8.38	$21.90	$16.26

Share Information (000s)
Common Stock Outstanding, End of Period	366,982	384,493	366,982
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic	366,982	386,930	366,982
Weighted Average Number of Common and Exchangeable Shares Outstanding - Diluted	366,982	386,946	366,982

* Gran Tierra’s 2019 year-end reserves were evaluated, in compliance with Canadian National Instrument 51-101 - Standards of Disclosure for Oil and Gas Activities and the Canadian Oil and Gas Evaluation Handbook, by the Company's independent qualified reserves evaluator McDaniel & Associates Consultants Ltd. in a report with an effective date of December 31, 2019 (the "GTE McDaniel Reserves Report").
(1) Net debt is defined as face value of debt ($787 million), less cash and cash equivalents ($39 million). Net debt, funds flow from operations, operating netback, return on average capital employed, cash netback, earnings before interest, taxes and depletion, depreciation and accretion ("DD&A") and adjusted earnings before interest, taxes and depletion, depreciation and accretion ("EBITDA") and EBITDA adjusted for goodwill and inventory impairment, unrealized foreign exchange gain or loss, stock based compensation expense or recovery, other loss and unrealized financial instruments gain or loss ("Adjusted EBITDA") are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America ("GAAP"). Refer to "Non-GAAP Measures" in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Operating netback is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release for a description. The closest related GAAP measure is oil and gas sales price. Operating netback as presented is defined as oil and gas sales less operating, workover and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Conference Call Information:
Gran Tierra will host its first quarter 2020 results conference call on Tuesday, May 12, 2020, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing +1-844-348-3792 or +1-614-999-9309 (North America), 0800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra's Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is focused on its existing portfolio of assets in Colombia and Ecuador and will pursue new growth opportunities throughout Colombia and Latin America, leveraging our financial strength. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company's website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward-Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), which can be identified by such terms as “expect,” “plan,” “guidance,” "forecast," “project,” “will,” “believe,” "should," "could," "allow" and other terms that are forward-looking in nature. Such forward-looking statements include, but are not limited to, the Company's expectations regarding its capital program, the benefits of reduced capital spending and G&A expenses, the benefits of derivative transactions, well performance and production, liquidity and access to capital, future plans when oil prices increase, the Company’s strategies and results thereof, the Company’s operations including planned operations, the use and the benefits of government programs, and the impact of the COVID-19 pandemic, disruptions to operations and the decline in industry conditions.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including suspension of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; Gran Tierra’s ability to comply with financial covenants in its credit agreement; Gran Tierra’s ability to amend, or receive a waiver of compliance with, financial covenants in its credit agreement; any reduction in the borrowing base under the Company's credit facility, which will next be redetermined in May 2020, and any related requirement to repay excess borrowings; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Quarterly Report for the quarter ended March 31, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, many of which are beyond the Company's control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com. The unprecedented decline in oil prices and related reduction in the Company's capital program has significantly reduced the Company’s forecasted Covenant EBITDAX. Based on current forward pricing, and forecasted production, costs and total debt, which can change materially in short time frames, especially in the current environment, the Company is not currently forecasted to be able to comply with certain financial covenants related to EBITDAX contained in the Company’s credit agreement in the next 12 months. As noted in the Company’s financial statements for the quarter ended March 31, 2020, pursuant to accounting principles generally accepted in the United States, these conditions raise substantial doubt about the Company's ability to continue as a going concern within the 12 months post issuance of the consolidated financial statements. For more information, please read the Company’s Quarterly Report on Form 10-Q filed on May 11, 2020.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil and gas sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net (loss) income before DD&A expenses, goodwill and asset impairment, deferred income tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instrument gains or losses, loss on redemption of Convertible Notes and cash settlement of financial instruments. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra's principal business activities prior to the consideration of other income and expenses. A reconciliation from net (loss) income to cash netback is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Cash Netback - (Non-GAAP) Measure ($000s)	2020	2019	2019
Net (loss) income	$(251,626)	$1,979	$27,004
Adjustments to reconcile net (loss) income to cash netback
DD&A expenses	57,294	62,921	60,603
Goodwill impairment	102,581	—	—
Inventory Impairment	3,904	—	—
Deferred tax expense	34,606	8,323	8,475
Stock-based compensation (recovery) expense	(2,055)	1,727	338
Amortization of debt issuance costs	844	838	802
Non-cash lease expense	490	—	440
Lease payments	(515)	—	(366)
Unrealized foreign exchange loss (gain)	20,799	(3,283)	(3,500)
Financial instruments loss (gain)	52,418	3,165	(43,325)
Loss on redemption of Convertible Notes	—	—	196
Cash settlement of financial instruments	3,487	(220)	(998)
Cash netback	22,227	75,450	49,669

EBITDA, as presented, is defined as net income adjusted for DD&A expenses, interest expense and income tax expense. Adjusted EBITDA is defined as EBITDA adjusted for goodwill and inventory impairment, unrealized foreign exchange gain or loss, stock based compensation expense or recovery, other loss and unrealized financial instruments gain or loss. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net (loss) income to EBITDA and Adjusted EBITDA as follows:

	Three Months Ended March 31,		Three Months Ended December 31,	Twelve Month Trailing March 31,
EBITDA - (Non-GAAP) Measure ($000s)	2020	2019	2019	2020
Net (loss) income	$(251,626)	$1,979	$27,004	$(214,915)
Adjustments to reconcile net (loss) income to EBITDA and Adjusted EBITDA
DD&A expenses	57,294	62,921	60,603	219,406
Interest expense	12,810	7,938	12,613	48,140
Income tax expense	34,904	19,686	11,610	72,503
EBITDA	$(146,618)	$92,524	$111,830	$125,134
Goodwill impairment	102,581	—	—	102,581
Inventory impairment	3,904	—	—	3,904
Unrealized foreign exchange loss (gain)	20,799	(3,283)	(3,500)	25,885
Stock-based compensation (recovery) expense	(2,055)	1,727	338	(2,352)
Other loss	—	—	1,581	12,886
Unrealized financial instruments loss (gain)	55,905	2,945	(44,323)	3,472
Adjusted EBITDA	$34,516	$93,913	$65,926	$271,510

Funds flow from operations, as presented, is net income adjusted for DD&A expenses, goodwill and inventory impairment, deferred tax expense, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instruments gains or losses, loss on redemption of Convertible Notes and cash settlement of financial instruments. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net (loss) income to funds flow from operations is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2020	2019	2019
Net (loss) income	$(251,626)	$1,979	$27,004
Adjustments to reconcile net (loss) income to funds flow from operations
DD&A expenses	57,294	62,921	60,603
Goodwill impairment	102,581	—	—
Inventory impairment	3,904	—	—
Deferred tax expense	34,606	8,323	8,475
Stock-based compensation (recovery) expense	(2,055)	1,727	338
Amortization of debt issuance costs	844	838	802
Non-cash lease expense	490	—	440
Lease payments	(515)	—	(366)
Unrealized foreign exchange loss (gain)	20,799	(3,283)	(3,500)
Financial instruments loss (gain)	52,418	3,165	(43,325)
Loss on redemption of Convertible Notes	—	—	196
Cash settlement of financial instruments	3,487	(220)	(998)
Funds flow from operations	$22,227	$75,450	$49,669

Presentation of Oil and Gas Information
BOEs have been converted on the basis of 6 thousand cubic feet ("Mcf") of natural gas to 1 bbl of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.
Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves. References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra's reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company's oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.